Exhibit 99.1

                                                          For Immediate Release:


              COMPETITIVE TECHNOLOGIES LICENSES HOMOCYSTEINE PATENT
                                    TO ABBOTT

       Abbott Homocysteine Assays Carry Pass-Through License to Customers

Fairfield, CT and Abbott Park, IL (December 16, 2004) - Competitive Technologies, Inc. (AMEX: CTT) and Abbott (NYSE: ABT) announced today that a homocysteine patent license has been granted to Abbott under CTT's U.S. Patent Number 4,940,658 and its foreign counterparts relating to homocysteine medical tests.

Under terms of the agreement, Abbott is granted a license to the CTT technology and will pay royalties on sales of Abbott homocysteine assays. Abbott's homocysteine assay customers will be covered by the Abbott license from CTT. Abbott customers such as hospital and commercial laboratories that have separate homocysteine licenses from CTT will be relieved of their obligation to pay royalties on reportable homocysteine results obtained using the Abbott assay by virtue of the royalty paid by Abbott to CTT.

The agreement between CTT and Abbott includes a release to Abbott's customers of any obligation to pay royalties to CTT for homocysteine test results obtained using Abbott assays in the past. CTT has agreed not to pursue royalties from any current or future Abbott customer with respect to past homocysteine assay tests purchased from other diagnostic companies. CTT is pursuing such royalties directly from the supplier diagnostic companies and reserves its rights against these supplier diagnostics companies.

The license does not relieve Abbott customers for royalties on past or future assays for methylmalonic acid. Customers should contact CTT for a license to perform such assays.

The homocysteine patent is derived from discoveries made by CTT's clients, Drs. Robert Allen and Sally Stabler from the University of Colorado and the late Dr. John Lindenbaum from Columbia University.

About Abbott Laboratories

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics. The company employs more than 55,000 people and markets its products in more than 130 countries. Abbott's news releases and other information are available on the company's Web site at www.abbott.com

About Competitive Technologies, Inc.

Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider focused on the technology needs of its customers and transforming those requirements into commercially viable solutions. CTT is a global leader in identifying, developing and commercializing innovative technologies in life, digital, nano, and physical sciences developed by universities, companies and inventors. The global market for technology transfer services is estimated at $150 billion annually. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT's website: www.competitivetech.net


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Statements about our future expectations, including development and regulatory plans, and all other statements in this document other than historical facts are "forward-looking statements" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. These statements involve risks and uncertainties inherent in our business, including those set forth in
Item 7 under the caption "Risk Factors," in our most recent Annual Report on Form 10-K filed with the SEC on October 29, 2004, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to: Johnnie D. Johnson, Strategic IR, Inc.
                     Tel. (212) 754-6565; Fax (212) 754-4333

                     E-mail: jdjohnson@strategic-ir.com
                     E-mail: ctt@competitivetech.net

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